Exhibit 21.1

Operating Subsidiaries

Primus Telecommunications, Inc.	(Delaware)
IPRIMUS USA, Inc.	(Delaware)
Primus Telecommunications IHC, Inc.	(Delaware)
Primus Telecommunications Holding, Inc.	(Delaware)
TresCom U.S.A. Inc.	(Florida)
Least Cost Routing, Inc.	(Florida)
St. Thomas & San Juan Telephone Co., Inc.	(US Virgin Islands)
STSJ Network Assets Inc.	(US Virgin Islands)
STSJ Overseas Telephone Company Inc.	(Puerto Rico)
OTC Network Assets, Inc.	(Puerto Rico)
Primus Telecommunications Canada, Inc.	(Canada)
Telesonic Communications, Inc.	(Canada)
Magma Communications, Inc.	(Canada)
3620212 Canada, Inc.	(Canada)
Globility Communications, Inc.	(Canada)
Primus Telecom Holdings Pty., Ltd.	(Australia)
Primus Telecom Ventures Pty., Ltd.	(Australia)
Primus Network Pty., Ltd.	(Australia)
Primus Telecommunications Pty, Ltd	(Australia)
Primus Telecommunications Pty, Ltd (Australia)	(Australia)
Primus Telecommunications (Australia) Pty, Ltd.	(Australia)
DSLCom Pty, Ltd.	(Australia)
0014 Pty, Ltd.	(Australia)
Liquor Industry Service Technology Pty, Ltd.	(Australia)
Kooee Telecom	(Australia)
Global Sales Pty	(Australia)
Hotkey Internet Service Pty Ltd	(Australia)
Primus Data Pty, Ltd.	(Australia)
Telegroup UK Ltd.	(United Kingdom)
LCR Telecom Group Ltd.	(United Kingdom)
Discount Calls Limited	(United Kingdom)
Primus Telecommunications Limited	(United Kingdom)
Primus Telecommunications Europe (Holdings) Limited	(United Kingdom)
Planet Talk Limited	(United Kingdom)
Primus Japan KK	(Japan)
Primus Telecommunications KK	(Japan)
Primus Telecommunications de Mexico SA de CV	(Mexico)
Global Access Pty Ltd.	(South Africa)
P1do Brasil LTDA	(Brazil)
Matrix Internet, S.A.	(Brazil)
Communicacoes di Brazil Ltda	(Brazil)
Direct Internet Limited	(India)
Primus Telecom India Limited	(India)
Primus Telecommunications Mobiles Private Ltd.	(India)
Primus Telecommunications Netherlands BV	(Netherlands)
Primus Nederland BV	(Netherlands)
Primus Telecommunications S.A.	(France)
Primus Telecommunications S.r.1.	(Italy)
Telegroup Italia S.r.1.	(Italy)
Telegroup Network Services SA	(Switzerland)
Primus Telecommunications S.A.	(Spain)
Primus Telecommunications Iberica SA	(Spain)
Primus Telecommunications Europe NV	(Belgium)

Primus Telecommunications GmbH	(Austria)
Primus Telecom A/S	(Denmark)
Telegroup Network Service APS	(Denmark)
Telegroup Deutschland GmbH	(Germany)
CS Communications GmbH	(Germany)
CS Network GmbH	(Germany)
LCR Telecom (Kenya) Limited	(Kenya)
Telegroup Sweden AB	(Sweden)
Lingo Network Services, Inc.	(Delaware)
Lingo, Inc.	(Delaware)
European Mobile Products and Solutions Limited	(Ireland)
Primus Mobiles Limited	(United Kingdom)

Non-Operating Subsidiaries
Primus Telecommunications of Virginia, Inc.	(Virginia)
TresCom International Inc.	(Florida)
Rockwell Communications Corporation	(Florida)
Global Telephone Holdings Inc.	(US Virgin Islands)
Interisland Telephone Corp.	(US Virgin Islands)
Stubbs Ltd.	(Hong Kong)
PRIMUS Telecom SA de C.V.	(El Salvador)
LCR Telecom Offshore (Holdings) Limited	(United Kingdom)
LCR Telecom Limited	(United Kingdom)
Binoche Holdings Pte	(Madeira)
Primus Telecommunications GmbH	(Germany)
Primus Telecommunications International, Inc.	(Delaware)
IPRIMUS.com, Inc.	(Delaware)
3082833 Nova Scotia Company	(Canada)
Primus Telecommunications Europe BV	(Netherlands)
Delta One America do Sul	(Brazil)
Primus Telecom AG	(Switzerland)
Lingo Holdings, Inc.	(Delaware)
Primus Telecom Mauritius Holding	(Mauritius)